UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

Brigham Exploration Company
 (Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.
Effective April 1, 2009, the executive officers of the company volunteered to reduce their base salaries by 25%. Effective November 1, 2009, the company increased the base salaries of the executive officers as reflected below. The amounts reflected below under “Annualized Salary Effective November 1, 2009” reflect the base salaries paid to the executive officers prior to April 1, 2009.

			Annualized Salary
Name	Principal Position	Prior Annualized Salary	Effective November 1, 2009
Ben M. Brigham	Chief Executive Officer, President and Chairman of the Board	$306,743	$408,991
Eugene B. Shepherd, Jr.	Executive Vice President and Chief Financial Officer	$215,770	$287,693
David T. Brigham	Executive Vice President — Land and Administration and Director	$182,652	$243,536
Jeffrey E. Larson	Executive Vice President — Exploration	$171,212	$228,283
A. Lance Langford	Executive Vice President — Operations	$176,415	$235,220
On November 11, 2009, the Compensation Committee of the Board of Directors granted shares of restricted stock to our named executive officers. The shares of restricted stock will vest on December 31, 2009. The following table details the number of shares and their value.

		Restricted Stock Granted
Name	Principal Position	(# of Shares)	Dollar Value (a)
Ben M. Brigham	Chief Executive Officer, President and Chairman of the Board	27,700	$306,085
Eugene B. Shepherd, Jr.	Executive Vice President and Chief Financial Officer	19,700	$217,685
David T. Brigham	Executive Vice President — Land and Administration and Director	16,700	$184,535
Jeffrey E. Larson	Executive Vice President — Exploration	15,400	$170,170
A. Lance Langford	Executive Vice President —Operations	16,000	$176,800

(a)	Based on the closing market price of $11.05 on November 11, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: November 18, 2009	By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer